Exhibit 10.18

Strictly Private & Confidential
October 9, 2013
George Duggan
c/o Incorporated Communications Services
4515 Ocean View Blvd., Suite 305
La Canada, CA 91011

Re:            California Gold Corp. – George Duggan
Settlement and Release Agreement

Dear George:

This letter is to acknowledge that (i) California Gold Corp. (the “Company”) has agreed to issue to George Duggan  (“Duggan”) 4,500,000 restricted shares of its common stock, $0.001 par value per share, as settlement in full (the “Settlement Shares”) of all obligations owed Duggan by the Company, totaling $45,000, with respect to the consulting agreements between Duggan and the Company  dated January 17, 2012 and January 17, 2013 (the “Consulting Agreements”); (ii) upon receipt of the Settlement Shares by Duggan, the Company shall be deemed by Duggan to have paid and fully satisfied all debts and obligations to Duggan with respect to the Consulting Agreements; (iii) Duggan agrees, upon receipt of the Settlement Shares, to completely release and forever discharge the Company (together with the Company’s present, future and former officers, directors, shareholders, partners, principals,  members, employees, agents, servants, attorneys, parents, subsidiaries, affiliates or other representatives, heirs, executors, administrators, successors and assigns (collectively, the “Released Parties”)), of and from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which Duggan now has, or which may hereafter accrue or otherwise be acquired by Duggan, on account of, or in any way growing out or relating to the Consulting Agreements; and (iv) Duggan agrees, contingent upon receipt of the Settlement Shares, not to initiate or voluntarily participate in any legal action, charge or complaint against any of the Released Parties with respect to the Consulting Agreements or any other matter.

We thank you for your consideration.

Very truly yours,

California Gold Corp.

/s/ James D. Davidson
Name: James D. Davidson
Title: President

ACCEPTED AND AGREED to on this ___ day of October, 2013

/s/ George Duggan
George Duggan

4515 Ocean View Blvd  Suite 305  La Canada, CA 91011
Phone:  818-542-6891   Fax: 818-249-7024